EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY TO PRESENT AT
THREE INVESTOR CONFERENCES IN JUNE

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

          Calabasas Hills, CA – May 30, 2006 – The Cheesecake Factory Incorporated  (Nasdaq: CAKE) today announced it will present at three investor conferences in June, the details of which are provided below.  David Overton, Chairman and CEO, and Michael Dixon, Senior Vice President and CFO, will be presenting on behalf of the Company.

•	Goldman Sachs Lodging, Gaming, Restaurant and Leisure Conference 2006 (New York City) – Tuesday, June 6, 2006 at 2:15 p.m. Eastern Time;

•	Piper Jaffray 26th Annual Consumer Conference (New York City) – Wednesday, June 7, 2006 at 10:00 a.m. Eastern time; and

•	William Blair & Company 26th Annual Growth Stock Conference (Chicago) – Thursday, June 29, 2006 at 11:50 a.m. Central Time.

          The presentations will be webcast on the Company’s website at thecheesecakefactory.com and can be accessed by clicking on the “Investors” link, and selecting the links for “Financial Information” and “Webcasts.”  Archives of the webcasts will be available following the live presentation for a period of 30 days from the date of the presentation.

About The Cheesecake Factory Incorporated

          The Cheesecake Factory Incorporated operates 105 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates seven upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name. For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100